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As Filed with the Securities and Exchange Commission on December 21, 2004

Registration No 333—            .

SECURITIES AND EXCHANGE COMMISSION
Washington, D, C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Spirit Finance Corporation
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of
incorporation or organization)

20-0175773
(I.R.S. Employer Identification No.)

14631 N. Scottsdale Road, Suite 200 Scottsdale, Arizona (Address of registrant's principal executive offices)	85254 (Zip Code)

Spirit Finance Corporation 2003 Stock Option and Incentive Plan
(Full title of the Plan)

Morton H. Fleischer
Chairman of the Board and Chief Executive Officer
14631 N. Scottsdale Road, Suite 200
Scottsdale, Arizona 85254
(Name and address of agent for service)

(480) 606-0820
(Telephone number, including area code, of agent for service)

Copy to:
 Paul E. Belitz, Esq.
Michael J. Zieg, Esq.
Kutak Rock LLP
1801 California Street, Suite 3100
Denver, Colorado 80202-2626
(303) 297-2400

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.01 per share	2,100,000	$12.30	$25,830,000	$3,041

(1)
Represents the aggregate number of shares of common stock reserved for issuance under the Registrant's 2003 Stock Option and Incentive Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)
Pursuant to Rule 457(h) of the Securities Act, computed on the basis of the average of the high and low prices per share of the Registrant's common stock on December 16, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be sent or given to employees participating in the 2003 Stock Option and Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        We hereby incorporate by reference into this registration statement the following documents filed with the Commission:

(1)
Our final prospectus filed pursuant to Rule 424(b) under the Securities Act in connection with our Registration Statement on Form S-11 (File No. 333-119810).

(2)
The description of our common stock contained in our Registration Statement on Form 8-A, filed under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

        In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Registrant's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        The Registrant's charter authorizes the Registrant, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Registrant and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Registrant's bylaws obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Registrant and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or a predecessor of the Registrant.

        Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith; (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (A) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (B) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        The Registrant has also purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Spirit Finance Corporation 2003 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement, Registration No. 333-116408, on Form S-11, filed with the SEC on June 10, 2004).
5.1	Opinion of Kutak Rock LLP regarding the validity of the common stock registered hereby.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Kutak Rock LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).

Item 9. Undertakings.

  (a)
  The Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or

  Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this 20th day of December, 2004.

SPIRIT FINANCE CORPORATION
By:	/s/ MORTON H. FLEISCHER Morton H. Fleischer Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signatures appear below, hereby constitute and appoint Morton H. Fleischer their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MORTON H. FLEISCHER Morton H. Fleischer	Chairman of the Board and Chief Executive Officer	December 20, 2004
/s/ CHRISTOPHER H. VOLK Christopher H. Volk	President, Chief Operating Officer and Director	December 20, 2004
/s/ CATHERINE LONG Catherine Long	Chief Financial Officer, Senior Vice President, Secretary and Treasurer	December 20, 2004
/s/ CATHERINE L. STEVENSON Catherine L. Stevenson	Vice President and Controller	December 20, 2004
/s/ WILLIE R. BARNES Willie R. Barnes	Director	December 20, 2004
/s/ LINDA BLESSING Linda Blessing	Director	December 20, 2004
/s/ DENNIS E. MITCHEM Dennis E. Mitchem	Director	December 20, 2004
Paul F. Oreffice	Director	December 20, 2004
/s/ JAMES R. PARISH James R. Parish	Director	December 20, 2004
/s/ KENNETH B. ROATH Kenneth B. Roath	Director	December 20, 2004
/s/ CASEY J. SYLLA Casey J. Sylla	Director	December 20, 2004
Shelby Yastrow	Director	December 20, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Spirit Finance Corporation 2003 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement, Registration No. 333-116408, on Form S-11, filed with the SEC on June 10, 2004).
5.1	Opinion of Kutak Rock LLP regarding the validity of the common stock registered hereby.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Kutak Rock LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference .
  Item 4. Description of Securities .
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX